Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ORIC Pharmaceuticals, Inc.:

We consent to the use of our report dated February 28, 2020, except as to note 11, which is as of April 21, 2020, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

San Diego, California

November 10, 2020